QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.2

CERTIFICATION

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Nelson M. Haight, Executive Vice President and Chief Financial Officer of Midstates Petroleum Company, Inc. (the "Company"), certifies that, to his knowledge:

  1.
  the Annual Report on Form 10-K of the Company for the period ending December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2016	/s/ NELSON M. HAIGHT Nelson M. Haight Executive Vice President and Chief Financial Officer

QuickLinks

  EXHIBIT 32.2
CERTIFICATION